Exhibit 99.1

Intellinetics, Inc. Reports Third Quarter and Nine Month Results

Record Quarterly Revenues;

Revenues Increase 26%; Earnings per share of $0.11

COLUMBUS, OH – (November 15, 2021) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and nine months ended September 30, 2021.

2021 Third Quarter Financial Highlights

•	Total Revenues increased 26% compared to the same period in 2020.
•	Software as a Service Revenues increased 25% compared to the same period in 2020.
•	Net Income of $296,437 increased 90% compared to the same period in 2020.
•	Adjusted EBITDA of $538,488, compared to $374,615 from the same period in 2020.
•	Net income per basic share of $0.11, compared to $0.06 from the same period in 2020.

2021 Nine Month Financial Highlights

•	Total Revenues increased 57% compared to the same period in 2020.
•	Software as a Service Revenues increased 39% compared to the same period in 2020.
•	Net Income of $1,331,656, compared to Net Loss of $772,894 from the same period in 2020.
•	Adjusted EBITDA of $1,332,162, compared to $441,774 from the same period in 2020.
•	Net income per basic share of $0.47, including $0.30 cents positive impact from PPP forgiveness, compared to a net loss of $0.34 from the same period in 2020.

Summary – 2021 Third Quarter Results

Revenues for the three months ended September 30, 2021 were $3,171,362 as compared with $2,511,282 for the same period in 2020. This constituted a record in our quarterly overall revenues, driven particularly by our document conversion segment. We reported a net income of $296,437 for the three months ended September 30, 2021 compared to $155,673 for the same period in 2020. The improved net income was the result of improved operating results, driven primarily by our record revenue quarter. Net income per basic and diluted share was $0.11 and $0.10, respectively, for the three months ended September 30, 2021, compared to net income per basic and diluted share of $0.06 for the three months ended September 30, 2020.

Summary – 2021 Nine Month Results

Revenues for the nine months ended September 30, 2021 were $8,716,227 as compared with $5,557,586 for the same period in 2020. The increase in our professional services and storage and retrieval revenues is primarily due to the inclusion of a full nine months of revenues from our Graphic Sciences, Inc. subsidiary acquired in 2020, compared to the same period in 2020 that only included approximately seven months of revenues from that business. The year-over-year increase is amplified by the weak second quarter of 2020, due to the stay-at-home orders and resulting curtailment of revenue in that period. Intellinetics reported a net income of $1,331,656 for the nine months ended September 30, 2021 compared to a net loss of $772,894 for the same period in 2020. The improved net income was the result of improved operating results, no significant transaction costs in 2021, and a gain on extinguishment of debt of $845,083 from the full forgiveness of our PPP loan. Net income per basic and diluted share was $0.47 and $0.43, respectively, for the nine months ended September 30, 2021, compared to net loss per basic and diluted share of ($0.34) for the nine months ended September 30, 2020.

2021 Other Highlights

•	Cash flow increased by $1,447,378 net cash provided by operating activities for the nine months ended September 30, 2021.
•	Invested in new warehouse to support growth of our storage and retrieval services, which increases box storage capacity more than 120%, and completed consolidation of warehouses from four to two for more logistics efficiency.
•	Expanded K-12 footprint, closing 35 new districts in the nine months ended September 30, 2021, bringing us to about 250 school districts at the time of this release.

James F. DeSocio, President & CEO of Intellinetics, stated, “In addition to beating our record quarterly revenue for the 2nd time in a row, this is the sixth consecutive positive Adjusted EBITDA quarter and fifth consecutive quarter exceeding $300,000. We continue to take several positive steps to increase our opportunities for growth. We’ve fully transitioned to our new warehouse, which expands both storage and our production capabilities with office space at that location. We’ve launched our enhanced Business Process Outsourcing (BPO) service, which is an additional recurring revenue stream. We are expanding our partner channel to build on the current success of our ERP partner program. We are strengthening our marketing initiatives to support cross-selling and net-new business sales targets, and at the same time we’re investing in increasing our sales team.

I am very happy with our Q3 results. In addition to an integrated sales team that have cross-selling targets now, we expect to have more opportunities for projects with new and existing customers with the increased amount of lead generation initiatives and continued promotion of our vastly expanded product offerings. We continue to expect, for this fiscal year, to build on the positive Adjusted EBITDA of 2020 and to drive revenue growth.”

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, empowers organizations to manage, store and protect their important documents and data. The company offers its IntelliCloudTM content management platform, in addition to business process outsourcing (BPO), document and micrographics scanning services, and records storage. Intellinetics guides companies through the digital transformation process to reduce risk, strengthen compliance and enable anytime, anywhere access to mission critical forms and documents. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2021 revenues and future revenue streams from new and existing customers and from Software as a Service sales, 2021 Adjusted EBITDA, cross-selling opportunities, future projects, new customers, expanded product offerings, the ability of our production capabilities to meet growing demand, future cash flow and other synergies associated with our 2020 acquisitions of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and marketing initiatives mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities for Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income/(Loss), which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and significant transaction costs.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three months ended September 30,
	2021	2020
Net income (loss) - GAAP	$296,437	$155,673
Interest expense, net	113,030	115,498
Depreciation and amortization	105,923	89,475
Stock-based compensation	23,098	13,969
Adjusted EBITDA	$538,488	$374,615

	For the Nine months ended September 30,
	2021	2020
Net income (loss) - GAAP	$1,331,656	$(772,894)
Interest expense, net	339,345	522,724
Depreciation and amortization	302,239	204,317
Stock-based compensation	126,794	90,152
Stock and warrant issue expense	-	377,761
Significant transaction costs	-	495,440
Change in fair value of earnout liabilities	77,211	-
Income tax benefit, net	-	(188,300)
Gain on extinguishment of debt	(845,083)	(287,426)
Adjusted EBITDA	$1,332,162	$441,774

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues:
Sale of software	$58,779	$53,767	$73,971	$153,999
Software as a service	352,192	281,810	1,052,072	756,497
Software maintenance services	336,732	340,129	1,012,251	915,483
Professional services	2,165,030	1,615,445	5,715,273	3,221,154
Storage and retrieval services	258,629	220,131	862,660	510,453
Total revenues	3,171,362	2,511,282	8,716,227	5,557,586

Cost of revenues:
Sale of software	3,691	-	10,050	40,117
Software as a service	73,596	65,712	241,717	209,508
Software maintenance services	18,270	49,354	64,930	127,439
Professional services	1,042,249	841,016	2,765,241	1,637,308
Storage and retrieval services	117,835	64,906	299,597	136,283
Total cost of revenues	1,255,641	1,020,988	3,381,535	2,150,655

Gross profit	1,915,721	1,490,294	5,334,692	3,406,931

Operating expenses:
General and administrative	1,027,932	844,186	3,125,019	2,533,046
Change in fair value of earnout liabilities	-	-	77,211	-
Significant transaction costs	-	-	-	636,440
Sales and marketing	372,399	285,462	1,004,305	759,024
Depreciation and amortization	105,923	89,475	302,239	204,317

Total operating expenses	1,506,254	1,219,123	4,508,774	4,132,827

Income (loss) from operations	409,467	271,171	825,918	(725,896)

Other income (expense)
Gain on extinguishment of debt	-	-	845,083	287,426
Interest expense, net	(113,030)	(115,498)	(339,345)	(522,724)

Total other income (expense)	(113,030)	(115,498)	505,738	(235,298)

Income (loss) before income taxes	296,437	155,673	1,331,656	(961,194)

Income tax benefit	-	-	-	188,300

Net income (loss)	$296,437	$155,673	$1,331,656	$(772,894)

Basic net income (loss) per share:	$0.11	$0.06	$0.47	$(0.34)
Diluted net income (loss) per share:	$0.10	$0.06	$0.43	$(0.34)

Weighted average number of common shares outstanding - basic	2,823,072	2,810,865	2,822,938	2,271,169
Weighted average number of common shares outstanding - diluted	3,104,334	2,810,865	3,105,175	2,271,169

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(unaudited)
	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$1,829,247	$1,907,882
Accounts receivable, net	948,508	792,380
Accounts receivable, unbilled	653,075	523,522
Parts and supplies, net	58,427	79,784
Other contract assets	70,412	31,283
Prepaid expenses and other current assets	190,134	130,883
Total current assets	3,749,803	3,465,734

Property and equipment, net	1,091,020	698,752
Right of use assets	4,005,709	2,641,005
Intangible assets, net	1,022,615	1,184,971
Goodwill	2,322,887	2,322,887
Other assets	14,784	31,284
Total assets	$12,206,818	$10,344,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$121,525	$141,823
Accrued compensation	525,013	271,889
Accrued expenses, other	153,643	131,685
Lease liabilities - current	596,295	518,531
Deferred revenues	1,336,863	996,131
Deferred compensation	100,828	100,828
Earnout liabilities - current	923,109	877,522
Accrued interest payable - current	-	5,941
Notes payable - current	-	580,638
Total current liabilities	3,757,276	3,624,988

Long-term liabilities:
Notes payable - net of current portion	1,701,926	1,802,184
Lease liabilities - net of current portion	3,491,765	2,196,951
Earnout liabilities - net of current portion	643,369	1,566,478
Total long-term liabilities	5,837,060	5,565,613
Total liabilities	9,594,336	9,190,601

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,823,072 and 2,810,865 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2,823	2,811
Additional paid-in capital	24,274,270	24,147,488
Accumulated deficit	(21,664,611)	(22,996,267)
Total stockholders’ equity	2,612,482	1,154,032
Total liabilities and stockholders’ equity	$12,206,818	$10,344,633

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$1,331,656	$(772,894)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	302,239	204,317
Bad debt (recovery) expense	(10,304)	40,325
Parts and supplies reserve change	9,000	10,500
Amortization of deferred financing costs	77,804	91,156
Amortization of beneficial conversion option	-	11,786
Amortization of debt discount	80,000	62,222
Amortization of right of use asset	472,402	278,879
Stock issued for services	57,500	57,500
Stock options compensation	69,294	32,652
Note conversion stock issue expense	-	141,000
Warrant issue expense	-	236,761
Interest on converted debt	-	176,106
Amortization of original issue discount on notes	-	18,296
Gain on extinguishment of debt	(845,083)	(287,426)
Change in fair value of earnout liabilities	77,211	-
Changes in operating assets and liabilities:
Accounts receivable	(145,824)	333,121
Accounts receivable, unbilled	(129,553)	(204,248)
Parts and supplies	12,357	5,105
Prepaid expenses and other current assets	(42,751)	(25,790)
Accounts payable and accrued expenses	254,784	(589,461)
Lease liabilities, current and long-term	(464,528)	(269,748)
Deferred compensation	-	(16,338)
Accrued interest, current and long-term	442	4,504
Deferred revenues	340,732	69,520
Total adjustments	115,722	380,739
Net cash provided by (used in) operating activities	1,447,378	(392,155)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	-	(4,019,098)
Purchases of property and equipment	(532,151)	(55,603)
Net cash used in investing activities	(532,151)	(4,074,701)

Cash flows from financing activities:
Payment of earnout liabilities	(954,733)	-
Proceeds from issuance of common stock	-	3,167,500
Offering costs paid on issuance of common stock	-	(307,867)
Payment of deferred financing costs	-	(175,924)
Proceeds from notes payable	-	3,008,700
Repayment of notes payable	-	(70,000)
Repayment of notes payable - related parties	-	(47,728)
Net cash (used in) provided by financing activities	(954,733)	5,574,681

Net (decrease) increase in cash	(39,506)	1,107,825
Cash - beginning of period	1,907,882	404,165
Cash - end of period	$1,868,376	$1,511,990

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$182,198	$142,018
Cash paid during the period for income taxes	$2,106	$112,954

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$-	$796,074
Accrued interest notes payable related parties converted to equity	-	238,883
Discount on notes payable for beneficial conversion feature	-	320,000
Discount on notes payable for warrants	-	135,292
Notes payable converted to equity	-	3,421,063
Notes payable converted to equity - related parties	-	1,465,515
Right-of-use asset obtained in exchange for operating lease liability	1,837,106	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$-	$17,269
Accounts receivable	-	1,122,737
Accounts receivable, unbilled	-	276,023
Parts and supplies	-	91,396
Prepaid expenses	-	73,116
Other current assets	-	5,954
Right of use assets	-	2,885,618
Property and equipment	-	735,885
Intangible assets	-	1,361,000
Accounts payable	-	(168,749)
Accrued expenses	-	(162,426)
Lease liabilities	-	(2,947,684)
Federal and state taxes payable	-	(168,900)
Deferred revenues	-	(198,659)
Deferred tax liabilities, net	-	(149,900)
Net assets acquired in acquisition	-	2,772,680
Total goodwill acquired in acquisition	-	2,322,887
Total purchase price of acquisition	-	5,095,567
Purchase price of business acquisition financed with earnout liability	-	(889,200)
Purchase price of business acquisition financed with installment payments	-	(170,000)
Cash used in business acquisition	$-	$4,036,367